Exhibit 10.1
P.O. BOX 91129 ● CLEVELAND, OHIO 44101 ● (440)461-5200
DENNIS McKENNA
VICE PRESIDENT
GLOBAL BUSINESS DEVELOPMENT
21 December 2006
Mr. Randy Ruhlman
Ruhlman Motor Sports
2403 Deer Track Lane
Greensboro, NC 27455
Dear Randy,
This letter will confirm our return as your primary sponsor for the Grand American Road Racing Series in 2007. We are looking forward to continuing to build on your inaugural section with Grand American last year as well as working closely with your new team at Southard Morotsports.
As we discussed, PLP® is providing a total of $950,000 in sponsorship fees for the 2007 season. Enclosed is the first installment of $500,000. The payment schedule for the remainder of the 2007 sponsorship fee will be as follows:

February 2007:	$250,000
March 2007:	$100,000
April 2007:	$100,000
I once again look forward to working closely with you and Cristi to identify ways to enhance the effectiveness and impact of the racing program for PLP. Racing provides us with a unique venue for strengthening our relationships with customers and all of us within the Marketing and Sales group look forward to working closely with you, Cristi and your new team in 2007.

Best Regards,

Dennis F. McKenna
Vice President, Marketing and Business Development

cc: R.G. Ruhlman E. R. Graef